UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

February 15, 2008

Date of report (Date of earliest event reported)

Integrated Device Technology, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-12695	94-2669985
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6024 Silver Creek Valley Road, San Jose, California 95138

(Address of principal executive offices) (Zip Code)

(408) 284-8200

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)

On October 24, 2007, Integrated Device Technology, Inc. (the “Company”) announced that Gregory S. Lang intended to resign as the president, chief executive officer and director of the Company upon completion of a search for his replacement. The Company filed current reports on Form 8-Ks describing the terms of Mr. Lang’s resignation on October 24, 2007 and November 16, 2007. Mr. Lang’s resignation will be effective on March 31, 2008.

(c)

On February 15, 2008, the Board of Directors of the Company (the “Board”) appointed Theodore L. Tewksbury, III, Ph.D., age 51, to the positions of president and chief executive officer, effective March 31, 2008.

From 2006 until present Dr. Tewksbury served as president and chief operating officer of AMI Semiconductor. From 2000 until 2006, Dr. Tewksbury served as general manager and managing director at Maxim Integrated Products, Inc. Prior to that, Dr. Tewksbury served as director of SiGe RF/analog product development for IBM Microelectronics and as Senior Design Engineer for Analog Devices. Dr. Tewksbury holds bachelors, masters and doctorate degrees from the Massachusetts Institute of Technology.

In connection with Dr. Tewksbury’s appointment to the position of president and chief executive officer, the Company and Dr. Tewksbury entered into an offer letter on February 12, 2008 (the “Offer Letter”). Pursuant to the terms of the Offer Letter, Dr. Tewksbury will receive an annual salary of $500,000 and will be eligible to receive an annual bonus pursuant to the Company’s incentive compensation plan equal to his annual salary. The Company also agreed to grant Dr. Tewksbury, subject to approval by the Board or Compensation Committee, an option to purchase up to 500,000 shares of the Company’s common stock (the “Option”) and a restricted stock unit grant of 50,000 shares of the Company’s common stock (the “RSU”). The RSU will vest in equal annual installments over four years, assuming Dr. Tewksbury continues to provide services to the Company. The Option will vest as to 125,000 shares on the first anniversary of Dr. Tewksbury’s hire date and in equal monthly installments thereafter over three years, assuming Dr. Tewksbury continues to provide services to the Company.

Pursuant to the terms of the Offer Letter, the Company will pay Dr. Tewksbury’s relocation expenses, up to a maximum of $150,000, and will provide a monthly relocation stipend of $41,666 for the first three months after Dr. Tewksbury begins employment with the Company. Under the terms of the Offer Letter, if Dr. Tewksbury is terminated, other than for cause, during the 24-month period after he begins his employment with the Company, the Company will pay him a single lump sum payment equal to the remaining salary he would have received had he continued to be employed by the Company for such 24 month period.

The description of the Offer Letter is qualified in its entirety by the full text of the Offer Letter attached hereto as Exhibit 10.1 and incorporated herein by reference.

(e)

The disclosure in Item 5.02(c) above relating to the Offer Letter is incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

On February 15, 2008, IDT issued a press release announcing the appointment of Theodore L. Tewksbury, III, Ph.D. as set forth in Item 5.02 of this Form 8-K. A copy of the press release is furnished with this Form 8-K and attached hereto as Exhibit 99.1. Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Offer Letter between the Company and Theodore L. Tewksbury, III, Ph.D., entered into on February 12, 2008

99.1	Press Release dated February 15, 2008

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 19, 2008

INTEGRATED DEVICE TECHNOLOGY, INC.

By:	/s/ Clyde R. Hosein
Clyde R. Hosein
Vice President and Chief Financial Officer
(duly authorized officer)

EXHIBIT INDEX

Exhibit No	Description
10.1	Offer Letter between the Company and Theodore L. Tewksbury, III, Ph.D., entered into on February 12, 2008

99.1	Press Release dated February 15, 2008

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